      As filed with the Securities and Exchange Commission on June 20, 2001
                                                           Registration No. 333-

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                              SECURITIES AND EXCHANGE COMMISSION
                                                    Washington, D.C. 20549
                                                  --------------------------
                                                           FORM S-3
                                                    REGISTRATION STATEMENT
                                                             Under
                                                  THE SECURITIES ACT OF 1933
                                                  --------------------------
            Delaware                               Constellation Brands, Inc.                               16-0716709
                                                 and its subsidiary guarantors:
            New York                               Batavia Wine Cellars, Inc.                               16-1222994
            New York                             Canandaigua Wine Company, Inc.                             16-1462887
            New York                               Canandaigua Europe Limited                               16-1195581
            New York                                  Roberts Trading Corp.                                 16-0865491
            New York                                   Polyphenolics, Inc.                                  16-1546354
        England and Wales                              Canandaigua Limited                                  98-0198402
         The Netherlands                                Canandaigua B.V.                                    98-0205132
            Delaware                               Franciscan Vineyards, Inc.                               94-2602962
           California                                    Allberry, Inc.                                     68-0324763
           California                                Cloud Peak Corporation                                 68-0324762
           California                                   M.J. Lewis Corp.                                    94-3065450
           California                                Mt. Veeder Corporation                                 94-2862667
            Delaware                                   Barton Incorporated                                  36-3500366
            Delaware                                   Barton Brands, Ltd.                                  36-3185921
            Maryland                                   Barton Beers, Ltd.                                   36-2855879
           Connecticut                          Barton Brands of California, Inc.                           06-1048198
             Georgia                             Barton Brands of Georgia, Inc.                             58-1215938
            New York                             Barton Distillers Import Corp.                             13-1794441
            Delaware                              Barton Financial Corporation                              51-0311795
            Illinois                                   Barton Canada, Ltd.                                  36-4283446
            Wisconsin                              Stevens Point Beverage Co.                               39-0638900
            Illinois                                 Monarch Import Company                                 36-3539106
  (State or other jurisdiction of     (Exact name of registrant as specified in its charter)    (I.R.S. Employer Identification No.)
  incorporation or organization)

                                                   300 WillowBrook Office Park
                                                    Fairport, New York 14450
                                                          716-218-2169

       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                                      Thomas J. Mullin, Esq.
                                           Executive Vice President and General Counsel
                                                    Constellation Brands, Inc.
                                                    300 WillowBrook Office Park
                                                     Fairport, New York 14450
                                                           716-218-2169

                (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                            Bernard S. Kramer, Esq.
                            McDermott, Will & Emery
                            227 West Monroe Street
                         Chicago, Illinois 60606-5096
                         ----------------------------

     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                       Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------------------
 Title of each class of securities to        Amount to be           Proposed maximum         Amount of registration
             be registered                  registered/(1)/        aggregate offering              fee/(3)/
                                                                       price/(2)/
----------------------------------------------------------------------------------------------------------------------------
Debt Securities, Guarantees of Debt
Securities/(4)/, Preferred Stock,            $716,995,000             $716,995,000                $179,249
Depositary Shares representing
Preferred Stock, and Class A
Common Stock
----------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement relates to $33,005,000 of securities previously registered pursuant to Form S-3 (Registration No. 333-91587), as to which this registration statement constitutes a post-effective amendment.
(2) Or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro.
(3) The registration fee has been calculated pursuant to Rule 457(o) and reflects the offering price rather than the principal amount of any debt securities issued at a discount.
(4) No separate consideration will be received for the guarantees of the debt securities.

                           ---------------------------

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

********************************************************************************
* The information in this prospectus is not complete and may be changed. We    *
* may not sell these securities until the registration statement filed with    *
* the Securities and Exchange Commission is effective. This prospectus is not  *
* an offer to sell these securities and is not soliciting an offer to buy      *
* these securities in any state where the offer or sale is not permitted.      *
********************************************************************************

                  Subject to completion, dated June 20, 2001


Prospectus




                                    [LOGO]

                                 $750,000,000

                          Constellation Brands, Inc.

           Debt Securities, Preferred Stock and Class A Common Stock

                               _________________

     We may sell from time to time for proceeds of up to $750,000,000:

          .  our debt securities;

          . shares of our preferred stock, which may be represented by depositary shares;

          .  shares of our class A common stock; or

          .  any combination of the foregoing.

     The debt securities may be guaranteed by our subsidiaries identified in this prospectus.

     We will provide specific terms of the securities which we may offer in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

     Our class A common stock is listed on the New York Stock Exchange under the symbol "STZ".

     See "Risk Factors" beginning on page 1 for a discussion of certain factors that you should consider before purchasing any securities.

                               _________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               _________________


                 The date of this prospectus is June   , 2001.

                               Table of Contents

                                                                                     Page
                                                                                     ----

About this Prospectus..............................................................    i
Where You Can Find More Information................................................    i
Information Regarding Forward-Looking
   Statements......................................................................    ii
Constellation Brands, Inc..........................................................    1
The Guarantors.....................................................................    1
Risk Factors.......................................................................    1
Use of Proceeds....................................................................    4
Dividend Policy....................................................................    4
Ratio of Earnings to Fixed Charges.................................................    5
Description of Debt Securities.....................................................    5
Description of Preferred Stock.....................................................   10
Description of Depositary Shares...................................................   11
Description of Class A Common Stock................................................   14
Plan of Distribution...............................................................   15
Legal Opinions.....................................................................   17
Experts............................................................................   17

                               _________________

                             About This Prospectus

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information", below.

                      Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements or other information at the SEC's public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services, at the website maintained by the SEC at "http://www.sec.gov", and at our own website at "http://www.cbrands.com".

     As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on SEC's website.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities:

     .    Annual Report on Form 10-K for the fiscal year ended February 28,
          2001; and

     . Current Reports on Form 8-K filed on March 7, 2001, March 14, 2001, April 12, 2001 (reporting our results for the three month period and the twelve month period ended February 28, 2001, and announcing our two-for-one stock split), April 12, 2001 (reporting the proposed acquisition by us of Ravenswood Winery, Inc.), and June 20, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention: David S. Sorce, Secretary, 300 WillowBrook Office Park, Fairport, New York 14450; telephone number 716-218-2169.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

               Information Regarding Forward-Looking Statements

     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. When used in this prospectus, the words "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this prospectus. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

                          Constellation Brands, Inc.

     Constellation Brands, Inc. is a leader in the production and marketing of beverage alcohol brands in North America and the United Kingdom and is a leading independent drinks wholesaler in the United Kingdom. As the second largest supplier of wine, the second largest importer of beer and the fourth largest supplier of distilled spirits, we are the largest single-source supplier of these products in the United States. In the United Kingdom, we are a leading marketer of wine and the second largest producer and marketer of cider. With our broad portfolio, we believe we are distinctly positioned to satisfy an array of consumer preferences across all beverage alcohol categories. Leading brands in our portfolio include: Franciscan Oakville Estate, Simi, Estancia, Corona Extra, Modelo Especial, St. Pauli Girl, Almaden, Arbor Mist, Talus, Vendange, Alice White, Black Velvet, Fleischmann's, Schenley, Ten High, Stowells of Chelsea, Blackthorn and K.

     Our products are distributed by more than 1,000 wholesale distributors in North America. In the United Kingdom, we distribute our branded products and those of other companies to more than 16,500 customers. We operate 29 production facilities throughout the world. In addition to producing and marketing our own brands, we also purchase products for resale from other producers.

     Since our founding in 1945 as a producer and marketer of wine products, we have grown through a combination of internal growth and acquisitions. Our internal growth has been driven by leveraging our existing portfolio of leading brands, developing new products, new packaging and line extensions, and focusing on the faster growing sectors of the beverage alcohol industry. Since 1991, we have successfully integrated nine major acquisitions and we are in the process of integrating our recent Turner Road and Corus acquisitions. These acquisitions have broadened our portfolio and increased our market share, net sales and cash flow. For the year ended February 28, 2001, our net sales and earnings before interest, taxes, depreciation and amortization ("EBITDA") were $2.4 billion and $341.3 million, respectively.

                                The Guarantors

     The guarantors of the debt securities are the following companies, each of which is a direct or indirect subsidiary of Constellation Brands, Inc.:
Allberry, Inc., Barton Beers, Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc., Barton Brands, Ltd., Barton Canada, Ltd., Barton Distillers Import Corp., Barton Financial Corporation, Barton Incorporated, Batavia Wine Cellars, Inc., Canandaigua B.V., Canandaigua Europe Limited, Canandaigua Limited, Canandaigua Wine Company, Inc., Cloud Peak Corporation, Franciscan Vineyards, Inc., M.J. Lewis Corp., Monarch Import Company, Mt. Veeder Corporation, Polyphenolics, Inc., Roberts Trading Corp., and Stevens Point Beverage Co.

     If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations.

                                 Risk Factors

     Before you buy any securities offered by this prospectus or a prospectus supplement, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors, together with all of the other information in this prospectus, any prospectus supplement and the documents that are incorporated by reference before you decide to acquire any securities.

Our indebtedness could have a material adverse effect on our financial health and our ability to fulfill our current debt obligations and debt obligations that we may incur in the future.

     We have incurred substantial indebtedness to finance our acquisitions and we may incur substantial additional indebtedness in the future to finance further acquisitions. As of February 28, 2001, we have approximately $1.4 billion of indebtedness outstanding, which does not include approximately $287.7 million of revolving loans we had available to draw under our senior credit facility. Our ability to satisfy our debt obligations outstanding from time to time will depend upon our future operating performance, which is subject to prevailing economic conditions, levels of interest rates and financial, business and other factors, many of which are beyond our control. Therefore, there can be no assurance that our cash flow from operations will be sufficient to meet all of our debt service requirements and to fund our capital expenditure requirements.

     Our current and future debt service obligations and covenants could have important consequences to you. These consequences may include the following:

     . our ability to obtain financing for future working capital needs or acquisitions or other purposes may be limited;

     . a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on our indebtedness, thereby reducing funds available for operations;

     . our ability to conduct our business could be limited by restrictive covenants; and

     . we may be more vulnerable to adverse economic conditions than our less leveraged competitors and, thus, may be limited in our ability to withstand competitive pressures.

     The restrictive covenants in our senior credit facility and the indentures under which our debt securities are issued include, among others, those restricting additional liens, additional borrowing, the sale of assets, changes of control, the payment of dividends, transactions with affiliates, the making of investments and certain other fundamental changes. Our senior credit facility also contains restrictions on acquisitions and certain financial ratio tests including a debt coverage ratio, a senior debt coverage ratio, a fixed charges ratio and an interest coverage ratio. These restrictions could limit our ability to conduct business. A failure to comply with the obligations contained in the senior credit facility or the indentures could result in an event of default under such agreements, which could require us to immediately repay the related debt and also debt under other agreements that may contain cross-acceleration or cross-default provisions.

Our acquisition strategy may not be successful.

     We have recently made a number of acquisitions and anticipate that we may, from time to time, acquire additional businesses, assets or securities of companies that we believe would provide a strategic fit with our business. Any other acquired business will need to be integrated with our existing operations. There can be no assurance that we will effectively assimilate the business or product offerings of acquired companies into our business or product offerings. Any acquisitions also will be accompanied by risks such as potential exposure to unknown liabilities of acquired companies, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to our business, the diversion of management time and attention, the impairment of relationships with and the possible loss of key employees and customers of the acquired business, the incurrence of amortization expenses if any acquisition is accounted for as a purchase. Our failure to adequately manage the risks associated with any acquisitions could have a material adverse effect on our financial condition or results of operations.

The termination or non-renewal of imported beer distribution agreements could have a material adverse effect on our business.

     All of our imported beer products are marketed and sold pursuant to exclusive distribution agreements with the suppliers of these products which are subject to renewal from time to time. Our exclusive agreement to distribute Corona Extra and our other Mexican beer brands in 25 primarily western U.S. states expires in December 2006 and, subject to compliance with certain performance criteria, continued retention of certain personnel and other terms of the agreement, will be automatically renewed for additional terms of five years. Changes in control of Constellation Brands, Inc. or its subsidiaries involved in importing the Mexican beer brands, or changes in the chief executive officer of such subsidiaries, may be a basis for the supplier, unless it consents to such changes, to terminate the agreement. The supplier's consent to such changes may not be unreasonably withheld. Prior to their expiration, these agreements may be terminated if we fail to meet certain performance criteria. We believe that we are currently in compliance with all of our material imported beer distribution agreements. From time to time we have failed, and may in the future fail, to satisfy certain performance criteria in our distribution agreements. It is possible that our beer distribution agreements may not be renewed or may be terminated prior to expiration.

Our business could be adversely affected by a general decline in the consumption of products we sell.

     In the United States, the overall per capita consumption of beverage alcohol products by adults (ages 21 and over) has declined substantially over the past 20 years. The decline in consumption has been caused by a variety of factors, including:

     . increased concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

     . a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and water products;

     .   the increased activity of anti-alcohol consumer groups; and

     .   increased federal and state excise taxes.

An increase in excise taxes and government restrictions could have a material adverse effect on our business.

     In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal U.S. Bureau of Alcohol, Tobacco and Firearms and the various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, our subsidiary Matthew Clark plc carries on its operations under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark plc holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

We rely on the performance of wholesale distributors for the success of our business.

     In the United States, we sell our products principally to wholesalers for resale to retail outlets including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products that compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

We generally do not have long-term supply contracts and we are subject to substantial price fluctuations for grapes and grape-related materials, and we have a limited group of suppliers of glass bottles.

     Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, alcohol and packaging materials from third-party suppliers. We could experience raw material supply, production or shipment difficulties which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. In the past we have experienced dramatic increases in the cost of grapes. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. In addition, one of our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

Competition could have a material adverse effect on our business.

     We are in a highly competitive industry and the dollar amount and unit volume of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

We are controlled by the Sands family.

     Our outstanding capital stock consists of class A common stock and class B common stock. Holders of class A common stock are entitled to one vote per share and are entitled, as a class, to elect one fourth of the members of our board of directors. Holders of class B common stock are entitled to 10 votes per share and are entitled, as a class, to elect the remaining directors. As of May 31, 2001, the Sands family beneficially owned approximately 11% of the outstanding shares of class A common stock (exclusive of shares of class A common stock issuable pursuant to the conversion feature of the class B common stock owned by the Sands family) and approximately 93% of the outstanding shares of class B common stock. On all matters other than the election of directors, the Sands family has the ability to vote approximately 62% of the votes entitled to be cast by holders of our outstanding capital stock, voting as a single class. Consequently, we are essentially controlled by the Sands family and they would generally have sufficient voting power to determine the outcome of any corporate transaction or other matter submitted to our stockholders for approval.

                                Use of Proceeds

     Except as we may otherwise set forth in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes. Pending the application of the proceeds, we will invest the proceeds in certificates of deposit, U.S. government securities or other interest bearing securities.

                                Dividend Policy

     Our policy is to retain all of our earnings to finance the development and expansion of our business. In addition, the indentures for our outstanding senior notes and our outstanding senior subordinated notes, and our existing senior credit facility, restrict the payment of dividends. Any supplemental indentures for the debt securities offered by this prospectus may also restrict or prohibit the payment of dividends.

                      Ratio of Earnings to Fixed Charges

     The following table sets forth our historical ratio of earnings to fixed charges. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent income before provision for income taxes plus fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of debt issuance costs, amortization of discount on debt, and the portion of rental expense that management believes is representative of the interest component of lease expense. Because we did not have any preferred stock outstanding during the periods indicated below, our ratio of earnings to combined fixed charges and preference dividends for each period is the same as the ratio of earnings to fixed charges.

                                   For the Fiscal     For the Fiscal
                                     Year Ended         Year Ended                For the Fiscal Years
                                    February 28,       February 29,                Ended February 28,
                                                                        ----------------------------------------
                                        2001               2000              1999          1998          1997
                                  ----------------    --------------    ------------    -----------    ---------
Ratio of earnings to fixed
charges.........................        2.4x               2.1x              3.2x          3.2x         3.1x


                         Description of Debt Securities

     We may offer debt securities under this prospectus, any of which may be issued as convertible or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

     The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement. If so provided in a prospectus supplement, the debt securities will have the benefit of the guarantees from the guarantors. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.

     Our ability to service our indebtedness, including the debt securities, is dependent primarily upon the receipt of funds from our subsidiaries. The payment of dividends or the making of loans and advances to us by our subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of our subsidiaries' creditors. Even in the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to our claim.

     The debt securities will be issued under an indenture that we have entered into with the guarantors and the trustee. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939.

     Except to the extent set forth in a prospectus supplement, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

     The following summary of certain provisions of the debt securities and the indenture is not complete. You should carefully read the provisions of particular debt securities we may issue, the indenture and the guarantees, if any, including the definitions in those documents of certain terms and of those terms made a part of those documents by the Trust Indenture Act.

General

     The indenture does not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities and such terms will be set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

     Unless otherwise provided in the prospectus supplement, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion or exchange at the office of the trustee. At our option, the payment of interest may also be made by check mailed to the address of the person entitled to such payment as it appears in the debt security register.

     The applicable prospectus supplement will describe the following terms of any debt securities in respect of which this prospectus is being delivered (to the extent applicable to the debt securities):

     (1) the title of the debt securities of the series, and whether the debt securities are senior debt securities or subordinated debt securities;

     (2) the total principal amount of the debt securities of the series and any limit on the total principal amount;

     (3) the price (expressed as a percentage of the principal amount of the debt securities) at which we will issue the debt securities of the series;

     (4) the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other of our securities or property;

     (5) if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

     (6) the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

     (7) the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

     (8) the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, the regular record dates if any, for the interest payments, or the method by which the dates shall be determined, the persons to whom we will be obligated to pay interest, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

     (9) the place or places where the principal of, and any premium, interest or other amounts payable (if any) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

     (10) any provisions relating to the issuance of the debt securities at an original issue discount;

     (11) the period or periods during which, the price or prices (including any premium or make-whole amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

     (12) any obligation of ours to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

     (13) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities shall be issuable;

     (14) if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

     (15) any events of default in lieu of or in addition to those described in this prospectus and remedies relating to such events of default;

     (16) if other than the trustee, the identity of each security registrar or paying agent for debt securities of the series;

     (17) the currency or currencies in which we will sell the debt securities and in which the debt securities of the series will be denominated and payable;

     (18) whether the amount of payment of principal of, and any premium, make-whole amount, or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

     (19) whether the principal of, and any premium, make-whole amount, interest or additional payments on, the debt securities of the series are to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

     (20) any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay any additional amounts as contemplated in the applicable indenture on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the additional amounts;

     (21) if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

     (22) any other covenant or warranty included for the benefit of the debt securities of the series;

     (23) whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for debt securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

     (24)   whether the debt securities are defeasible;

     (25) whether and the extent that the debt securities shall be guaranteed by the guarantors and the form of any such guarantee;

     (26) any proposed listing of the debt securities of the series on any securities exchange; and

     (27)   any other specific terms of the debt securities.

     Unless otherwise indicated in the prospectus supplement relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee at its principal executive offices. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

     Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     Debt securities may be issued under the indenture as Original Issue Discount Securities (as defined below) to be offered and sold at a substantial discount from their stated principal amount. In addition, under U.S. Treasury Regulations it is possible that the debt securities that are offered and sold at their stated principal amount would, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. "Original Issue Discount Security" means any debt security that does not provide for the payment of interest prior to maturity or which is issued at a price lower than its principal amount and which provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Global Securities

     The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

     Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Guarantees

     In order to enable us to obtain more favorable interest rates and terms of payment of principal of, premiums (if any), and interest on the debt securities, the debt securities may (if so specified in the prospectus supplement) be guaranteed, jointly and severally by all of the guarantors pursuant to guarantees. Guarantees will not be applicable to or guarantee our obligations with respect to the conversion of the debt securities into shares of our other securities. Each guarantee will be an unsecured obligation of each guarantor issuing such guarantee. The ranking of a guarantee and the terms of the subordination, if any, will be set forth in the prospectus supplement.

     The indenture provides that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the guarantor under such guarantee will be reduced to the maximum amount (after giving effect to all other contingent and other liabilities of such guarantor) permissible under the applicable fraudulent conveyance or similar law.

Modification of the Indenture

     We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

     The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

     The debt securities will contain events of default to be specified in the applicable prospectus supplement, including, without limitation:

     . failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

     . failure to make a payment of any interest on any debt security of such series when due;

     . our, or any guarantor's, failure to perform or observe any other covenants or agreements in the indenture or in the debt securities of such series;

     . certain events of bankruptcy, insolvency or reorganization of us or any guarantor;

     . any guarantee in respect of such series of debt securities shall for any reason cease to be, or be asserted in writing by any guarantor thereof or us not to be, in full force and effect, and enforceable in accordance with its terms; and

     .    certain cross defaults.

     If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

     The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

     The indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

     The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions including, that the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights.

Concerning the Trustee

     The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the trustee for such debt securities.

Reports to Holders of Debt Securities

     We intend to furnish to holders of debt securities all quarterly and annual reports that we furnish to holders of our common stock.

                        Description of Preferred Stock

     Our board of directors is authorized to issue in one or more series, without stockholder approval, up to 1,000,000 shares of preferred stock. The shares can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the board of directors shall from time to time fix by resolution. Thus, without stockholder approval, our board of directors could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement relating to a series of preferred stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of the preferred stock. We currently have no shares of preferred stock outstanding.

     The applicable prospectus supplement will describe the specific terms of any preferred stock being offered. The following terms may be included:

     . the specific designation, number of shares, seniority and purchase price;

     .    any liquidation preference per share;

     .    any date of maturity;

     .    any redemption, repayment or sinking fund provisions;

     . any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

     .    any voting rights;

     . if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

     . the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

     . whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

     . the place or places where dividends and other payments on the preferred stock will be payable; and

     . any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares" below we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a depositary.

     All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

                       Description of Depositary Shares

     The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement and the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

     We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

     Unless otherwise specified in the prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

     If required by law or applicable securities exchange rules, engraved depositary receipts will be prepared. Pending their preparation, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders.

     The deposit agreement also contains provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

     If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

     If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds we deposit with the depositary for any depositary shares which the holders fail to redeem will be returned to us after a period of two years from the date we deposit such funds.

Voting

     Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

     We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of preferred stock.

     Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

     The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

                      Description of Class A Common Stock

     If we offer shares of class A common stock, the prospectus supplement will set forth the number of shares offered, the public offering price, information regarding our dividend history and class A common stock prices as reflected on the New York Stock Exchange, including a recent reported last sale price of the class A common stock.

     Our authorized common stock consists of 140,000,000 shares, of which 120,000,000 shares are class A common stock, par value $.01 per share, and 20,000,000 shares are class B common stock, par value $.01 per share. At May 31, 2001, we had 35,881,710 shares of class A common stock outstanding and held of record by 959 stockholders, and 6,132,995 shares of class B common stock outstanding and held of record by 263 stockholders. In addition, at May 31, 2001, options to purchase an aggregate of 7,140,715 shares of class A common stock were outstanding.

     All shares of class A common stock and class B common stock currently outstanding are, and the shares of class A common stock offered hereby will be, validly issued and fully paid and non-assessable, not subject to redemption (except as described below) and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

     The following descriptions of our class A common stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated By-Laws are summaries and are not complete. You should carefully review the provisions of our certificate of incorporation and by-laws and appropriate provisions of the Delaware General Corporation Law.

General

     The rights of holders of class A common stock and class B common stock are identical except for voting, dividends and conversion rights.

Voting

     Holders of class A common stock are entitled to one vote per share and holders of class B common stock are entitled to 10 votes per share. Holders of class A common stock, voting as a class, are entitled to elect at least one fourth of the members of our board of directors to be elected at a meeting of stockholders, and holders of class B common stock, voting as a class, are entitled to elect the remaining directors. If the number of outstanding shares of class B common stock is less than 12 1/2% of the aggregate number of outstanding shares of class A common stock and class B common stock, the holders of class A common stock will become entitled to elect at least one fourth of the directors voting as a class and to elect the remaining directors voting together as a single class with holders of class B common stock, provided that the holders of class A common stock shall have one vote per share and the holders of class B common stock shall have 10 votes per share.

     On all other matters submitted to a vote of the stockholders, the holders of class A common stock and class B common stock vote together as a single class, except where a separate class vote is required under Delaware law.

Dividends

     If we pay a cash dividend on class B common stock, each share of class A common stock will receive an amount at least 10% greater than the amount of the cash dividend per share paid on class B common stock. In addition, our board of directors may declare and pay a dividend on class A common stock without paying any dividend on class B common stock. The indentures for our outstanding senior notes and our outstanding senior subordinated notes, and our existing senior credit facility, restrict the payment of dividends. In addition, any supplemental indentures for the debt securities may restrict or prohibit the payment of dividends.

Conversion

     Each share of class B common stock is convertible into one fully paid and non-assessable share of class A common stock at the option of the holder at any time. The shares of class A common stock are not convertible into or exchangeable for shares of class B common stock or any of our other securities.

Other Provisions

     Holders of class A common stock and class B common stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any. Holders of class A common stock and class B common stock have no preemptive rights to subscribe for any additional securities of any class which we may issue, and there are no redemption provisions or sinking fund provisions applicable to any such classes, nor is the class A common stock and class B common stock subject to calls or assessments.

Certain Statutory Provisions

     We are subject to Section 203 of the Delaware General Corporation Law.
Section 203 prohibits a publicly held Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such person became an interested stockholder, unless

     . prior to the time of the business combination, the transaction is approved by the board of directors of the corporation;

     . upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or

     . at or subsequent to such time the business combination is approved by the board of directors and authorized at a meeting of the corporation's stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a "business combination" includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

                             Plan of Distribution

     We may sell securities on a negotiated or competitive bid basis to or through one or more underwriters or dealers. We may also sell securities directly to institutional investors or other purchasers or through agents. Any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, will be set forth in the prospectus supplement.

     We may effect distribution of securities from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Unless otherwise indicated in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

     We or our agents may solicit offers to purchase securities from time to time. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the related prospectus supplement.

     Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

     The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any such securities.

     If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (i.e., if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

                                Legal Opinions

     The validity of the securities offered by this prospectus will be passed upon by McDermott, Will & Emery.

                                    Experts

     The audited consolidated financial statements of Constellation Brands, Inc. incorporated by reference in this prospectus and elsewhere in this registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                    [LOGO]

                                 $750,000,000


                          Constellation Brands, Inc.


                                  Securities


                                  ----------


                                  Prospectus

                                  ----------


                                  June , 2001

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the Securities being registered:

         SEC registration fee....................................  $  179,249
         Printing expenses.......................................     250,000
         Fees and expenses of counsel............................     400,000
         Fees and expenses of accountants........................     125,000
         Trustees fees and expenses..............................      60,000
         Rating agency fees......................................     220,000
         Miscellaneous...........................................     165,751
                                                                   ----------
          Total..................................................  $1,400,000
                                                                   ==========


ITEM 15.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Restated Certificate of Incorporation contains a provision which eliminates directors' personal liability as set forth above.

     The Delaware General Corporation Law (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     The Company's Restated Certificate of Incorporation provides for indemnification to the fullest extent authorized by Section 145 of the Delaware General Corporation Law for directors, officers and employees of the Company and also to persons who are serving at the request of the Company as directors, officers or employees of other corporations (including subsidiaries); provided that, with respect to proceedings initiated by such indemnitee, indemnification shall be provided only if such proceedings were authorized by the Board of Directors. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

     The Company maintains a directors' and officers' liability insurance and corporate reimbursement policy insuring directors and officers against loss arising from claims made arising out of the performance of their duties.

ITEM 16.  Exhibits

Exhibit
Number           Description of Exhibit
------           ----------------------

1*            Form of Underwriting Agreement
4.1           Indenture, by and among the registrants and BNY Midwest Trust
              Company (as successor to Harris Trust and Savings Bank) (filed as
              Exhibit 99.1 to the registrant's Current Report on Form 8-K dated
              March 3, 1999, and incorporated herein by reference)
4.2           Supplemental Indenture No. 3, dated August 6, 1999, by and among the registrants and BNY Midwest Trust Company (as successor to
              Harris Trust and Savings Bank) (filed as Exhibit 4.20 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1999, and incorporated herein by
              reference)
4.3           Supplemental Indenture No. 4, dated May 15, 2000, by and among the registrants and BNY Midwest Trust Company (as successor to Harris
              Trust and Savings Bank) (filed as Exhibit 4.1 to the registrant's
              Current Report on Form 8-K dated May 12, 2000, and incorporated herein by reference)
4.4           Supplemental Indenture No. 5, dated September 14, 2000, by and among the registrants and BNY Midwest Trust Company (as succesor to The Bank of New York) (filed as Exhibit 4.1 to the registrant's
              Quarterly Report on Form 10-Q for the quarterly period ended
              August 31, 2000, and incorporated herein by reference)
4.5           Indenture, by and among the registrants and BNY Midwest Trust
              Company (filed as Exhibit 4.1 to the registrant's Registration
              Statement on Form S-4 (No. 333-60720) and incorporated herein by reference)
5             Opinion of McDermott, Will & Emery
12            Computation of Ratio of Earnings to Fixed Charges
23.1          Consent of Arthur Andersen LLP
23.2          Consent of McDermott, Will & Emery (included as part of Exhibit 5)
24            Powers of Attorney (included on the signature pages of the registration statement)
25.1          Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1 to the registration statement (filed as Exhibit 25 to the registrant's Registration Statement on Form S-3
              (No. 333-91587) and incorporated herein by reference)
25.2          Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.5 to the registration statement (filed as Exhibit 25.1 to the registrant's Registration Statement on Form
              S-4 (No. 333-60720) and incorporated herein by reference)

* To be subsequently filed as an exhibit to a report on Form 8-K.

ITEM 17.  Undertakings.

     1. (a) The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (b) The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrants hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrants hereby undertake that for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 20, 2001.

                                   Constellation Brands, Inc.



                                   By:  /s/ Richard Sands
                                   ---------------------------------------------
                                         Richard Sands
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Constellation Brands, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----



 /s/ Richard Sands              President, Chief Executive Officer
------------------------------ and a Director (Principal Executive Officer) Richard Sands


 /s/ Robert Sands               Group President and a Director
------------------------------
Robert Sands


 /s/ Thomas S. Summer           Executive Vice President and Chief Financial
------------------------------  Officer (Principal Financial Officer and
Thomas S. Summer                Principal Accounting Officer)


 /s/ Thomas C. McDermott        Director
------------------------------
Thomas C. McDermott


 /s/ James A. Locke, III        Director
------------------------------
James A. Locke, III


 /s/ Paul L. Smith              Director
------------------------------
Paul L. Smith



 /s/ George Bresler             Director
------------------------------
George Bresler



 /s/ Jeananne K. Hauswald       Director
------------------------------
Jeananne K. Hauswald

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batavia, State of New York on June 20, 2001.

                                               Batavia Wine Cellars, Inc.


                                               By:  /s/ Ned Cooper
                                                   ---------------------------
                                                     Ned Cooper
                                                     President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Batavia Wine Cellars, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----


 /s/ Ned Cooper                 President (Principal Executive Officer)
------------------------------
Ned Cooper



 /s/ Thomas S. Summer           Treasurer (Principal Financial Officer and
------------------------------  Principal Accounting Officer)
Thomas S. Summer



 /s/ Richard Sands              Vice President and a Director
------------------------------
Richard Sands



 /s/ Robert Sands               Secretary and a Director
------------------------------
Robert Sands

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                      Barton Incorporated



                                      By:  /s/ Alexander L. Berk
                                         ---------------------------------------
                                         Alexander L. Berk
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Incorporated) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----


 /s/ Alexander L. Berk          President, Chief Executive Officer and a
------------------------------ Director (Principal Executive Officer) Alexander L. Berk


 /s/ Thomas S. Summer           Vice President
------------------------------  (Principal Financial Officer and Principal
Thomas S. Summer                Accounting Officer)



 /s/ Troy J. Christensen        Senior Vice President, Treasurer and a Director
------------------------------
Troy J. Christensen


 /s/ Edward L. Golden           Vice President and a Director
------------------------------
Edward L. Golden


 /s/ Richard Sands              Vice President and a Director
------------------------------
Richard Sands


 /s/ Robert Sands               Vice President and a Director
------------------------------
Robert Sands


 /s/ Elizabeth Kutyla           Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla


 /s/ William F. Hackett         Director
------------------------------
William F. Hackett

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                             Barton Brands, Ltd.


                                             By:  /s/ Edward L. Golden
                                                --------------------------------
                                                Edward L. Golden
                                                President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----

 /s/ Edward L. Golden           President and a Director (Principal Executive
------------------------------  Officer)
Edward L. Golden


 /s/ Thomas S. Summer           Vice President
------------------------------  (Principal Financial Officer and Principal
Thomas S. Summer                Accounting Officer)


 /s/ Troy J. Christensen        Senior Vice President, Treasurer, and a Director
------------------------------
Troy J. Christensen


 /s/ Alexander L. Berk          Executive Vice President and a Director
------------------------------
Alexander L. Berk


 /s/ Elizabeth Kutyla           Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                                  Barton Beers, Ltd.



                                                  By:  /s/ Richard Sands
                                                     ---------------------------
                                                     Richard Sands
                                                     Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Beers, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----


 /s/ Richard Sands             Chief Executive Officer and a Director (Principal
------------------------------ Executive Officer)
Richard Sands



 /s/ Thomas S. Summer          Vice President
------------------------------ (Principal Financial Officer and Principal
Thomas S. Summer               Accounting Officer)



 /s/ Troy J. Christensen       Senior Vice President, Treasurer, and a Director
------------------------------
Troy J. Christensen



 /s/ Alexander L. Berk         Executive Vice President and a Director
------------------------------
Alexander L. Berk



 /s/ Elizabeth Kutyla          Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla



 /s/ William F. Hackett        President and a Director
------------------------------
William F. Hackett

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                             Barton Brands of California, Inc.



                                             By:  /s/ Alexander L. Berk
                                                --------------------------------
                                                 Alexander L. Berk
                                                 President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands of California, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.


          Signature                          Title
          ---------                          -----


 /s/ Alexander L. Berk          President and a Director (Principal Executive
------------------------------  Officer)
Alexander L. Berk


 /s/ Thomas S. Summer           Vice President (Principal Financial Officer and
------------------------------  Principal Accounting Officer)
   Thomas S. Summer


 /s/ Troy J. Christensen        Senior Vice President, Treasurer and a Director
------------------------------
Troy J. Christensen


 /s/ Edward L. Golden           Vice President and a Director
------------------------------
Edward L. Golden


 /s/ Elizabeth Kutyla           Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                             Barton Brands of Georgia, Inc.



                                             By:  /s/ Alexander L. Berk
                                                --------------------------------
                                                 Alexander L. Berk
                                                 President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Brands of Georgia, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----

 /s/ Alexander L. Berk          President and a Director (Principal Executive
------------------------------  Officer)
Alexander L. Berk


 /s/ Thomas S. Summer           Vice President
------------------------------  (Principal Financial Officer and Principal
Thomas S. Summer                Accounting Officer)


 /s/ Troy J. Christensen        Senior Vice President, Treasurer, and a Director
------------------------------
Troy J. Christensen


 /s/ Edward L. Golden           Vice President and a Director
------------------------------
Edward L. Golden


 /s/ Elizabeth Kutyla           Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                             Barton Distillers Import Corp.



                                             By:  /s/ Alexander L. Berk
                                                --------------------------------
                                                 Alexander L. Berk
                                                 President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Distillers Import Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----


 /s/ Alexander L. Berk          President and a Director (Principal Executive
------------------------------  Officer)
Alexander L. Berk


 /s/ Thomas S. Summer           Vice President
------------------------------  (Principal Financial Officer and Principal
Thomas S. Summer                Accounting Officer)


 /s/ Troy J. Christensen        Senior Vice President, Treasurer, and a Director
------------------------------
Troy J. Christensen


 /s/ Edward L. Golden           Director
------------------------------
Edward L. Golden


 /s/ Elizabeth Kutyla           Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                             Barton Financial Corporation



                                             By:  /s/ Troy J. Christensen
                                                --------------------------------
                                                 Troy J. Christensen
                                                 President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Financial Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----


 /s/ Troy J. Christensen        President, Secretary and a Director
------------------------------  (Principal Executive Officer)
Troy J. Christensen



 /s/ Thomas S. Summer           Vice President
------------------------------  (Principal Financial Officer and Principal
Thomas S. Summer                Accounting Officer)



 /s/ Michael A. Napientek       Assistant Secretary and a Director
------------------------------
Michael A. Napientek

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                        Stevens Point Beverage Co.



                                        By: /s/ James P. Ryan
                                           ---------------------------
                                           James P. Ryan
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Stevens Point Beverage Co.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----


 /s/ James P. Ryan              President, Chief Executive Officer and a
------------------------------ Director (Principal Executive Officer) James P. Ryan


 /s/ Thomas S. Summer           Vice President
------------------------------  (Principal Financial Officer and Principal
Thomas S. Summer                Accounting Officer)


 /s/ Troy J. Christensen        Senior Vice President, Treasurer and a Director
------------------------------
Troy J. Christensen


 /s/ Alexander L. Berk          Executive Vice President and a Director
------------------------------
Alexander L. Berk


 /s/ William F. Hackett         Director
------------------------------
William F. Hackett


 /s/ Elizabeth Kutyla           Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                                  Monarch Import Company



                                                  By: /s/ James P. Ryan
                                                     ---------------------------
                                                     James P. Ryan
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Monarch Import Company) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                          Title
          ---------                          -----

 /s/ James P. Ryan              Chief Executive Officer and Vice President
------------------------------  (Principal Executive Officer)
James P. Ryan


 /s/ Thomas S. Summer           Vice President
------------------------------  (Principal Financial Officer and Principal
Thomas S. Summer                Accounting Officer)


 /s/ Troy J. Christensen        Senior Vice President, Treasurer and a Director
------------------------------
Troy J. Christensen


 /s/ Alexander L. Berk          President and a Director
------------------------------
Alexander L. Berk


 /s/ William F. Hackett         Vice President and a Director
------------------------------
William F. Hackett


 /s/ Elizabeth Kutyla           Senior Vice President, Secretary and a Director
------------------------------
Elizabeth Kutyla

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canandaigua, State of New York on June 20, 2001.

                                     Canandaigua Wine Company, Inc.



                                     By: /s/ Jon Moramarco
                                        ----------------------------------------
                                        Jon Moramarco
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Wine Company, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

           Signature                                 Title
           ---------                                 -----



 /s/ Jon Moramarco                    President and Chief Executive Officer
----------------------------------    (Principal Executive Officer)
Jon Moramarco


 /s/ Thomas S. Summer                 Treasurer (Principal Financial Officer and
----------------------------------    Principal Accounting Officer)
Thomas S. Summer


 /s/ Robert Sands                     Vice President and a Director
----------------------------------
Robert Sands


 /s/ Richard Sands                    Vice President and a Director
----------------------------------
Richard Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 20, 2001.

                                                    Canandaigua Europe Limited



                                                    By: /s/ Douglas Kahle
                                                       -------------------------
                                                       Douglas Kahle
                                                       President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Europe Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on June 20, 2001.

             Signature                                 Title
             ---------                                 -----



 /s/ Douglas Kahle                      President (Principal Executive Officer)
------------------------------------
Douglas Kahle



 /s/ Thomas S. Summer                   Treasurer (Principal Financial Officer
------------------------------------    and Principal Accounting Officer)
Thomas S. Summer



 /s/ Richard Sands                      Vice President and Director
------------------------------------
Richard Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 20, 2001.

                                               Roberts Trading Corp.



                                               By: /s/ Thomas S. Summer
                                                  ------------------------------
                                                  Thomas S. Summer
                                                  President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Roberts Trading Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

          Signature                                    Title
          ---------                                    -----



 /s/ Thomas S. Summer                President and Treasurer (Principal
--------------------------------     Executive Officer, Principal Financial
Thomas S. Summer                     Officer and Principal Accounting Officer)



 /s/ Richard Sands                   Vice President and a Director
--------------------------------
Richard Sands


 /s/ Robert Sands                    Vice President, Secretary and a Director
--------------------------------
Robert Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York on June 20, 2001.

                                           Canandaigua Limited



                                           By: /s/ Robert Sands
                                              ----------------------------------
                                              Robert Sands
                                              Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua Limited) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on June 20, 2001.

          Signature                                    Title
          ---------                                    -----


 /s/ Robert Sands                    Chief Executive Officer and a Director
----------------------------------   (Principal Executive Officer and Authorized
Robert Sands                         Representative in the United States)



 /s/ Thomas S. Summer                Finance Director (Principal Financial
----------------------------------   Officer and Principal Accounting Officer)
Thomas S. Summer


 /s/ Anne Colquhoun                  Secretary and a Director
----------------------------------
Anne Colquhoun


 /s/ Nigel Hodges                    Treasurer and a Director
----------------------------------
Nigel Hodges


 /s/ Peter Aikens                    Chief Operating Officer and a Director
----------------------------------
Peter Aikens

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madera, State of California on June 20, 2001.

                                               Polyphenolics, Inc.



                                               By: /s/ Anil Shrikhande
                                                  ------------------------------
                                                  Anil Shrikhande
                                                  President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Polyphenolics, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

Signature                             Title
---------                             -----



 /s/ Anil Shrikhande                  President (Principal Executive Officer)
-----------------------------------
Anil Shrikhande


 /s/ Thomas S. Summer                 Vice President, Treasurer and a Director
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)



 /s/ Ronald C. Fondiller              Assistant Secretary and a Director
-----------------------------------
Ronald C. Fondiller

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on June 20, 2001.

                                             Barton Canada, Ltd.



                                             By: /s/ Alexander L. Berk
                                                --------------------------------
                                                Alexander L. Berk
                                                President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Barton Canada, Ltd.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

           Signature                                  Title
           ---------                                  -----


 /s/ Alexander L. Berk                President and a Director (Principal
-----------------------------------   Executive Officer)
Alexander L. Berk


 /s/ Thomas S. Summer                 Vice President
-----------------------------------   (Principal Financial Officer and Principal
Thomas S. Summer                      Accounting Officer)



 /s/ Troy J. Christensen              Senior Vice President, Treasurer and a
-----------------------------------   Director
Troy J. Christensen


 /s/ Edward L. Golden                 Vice President and a Director
-----------------------------------
Edward L. Golden


 /s/ Elizabeth Kutyla                 Senior Vice President, Secretary and a
-----------------------------------   Director
Elizabeth Kutyla

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on June 20, 2001.

                                     Franciscan Vineyards, Inc.



                                     By: /s/ Agustin Francisco Huneeus
                                        ----------------------------------------
                                        Agustin Francisco Huneeus
                                        President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Franciscan Vineyards, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

            Signature                                      Title
            ---------                                      -----



 /s/ Agustin Francisco Huneeus           President (Principal Executive Officer)
---------------------------------------
Agustin Francisco Huneeus


 /s/ Thomas S. Summer                    Vice President and Treasurer
---------------------------------------  (Principal Financial Officer and
Thomas S. Summer                         Principal Accounting Officer)



 /s/ Richard Sands                       Vice President and a Director
---------------------------------------
Richard Sands


 /s/ Robert Sands                        Vice President and a Director
---------------------------------------
Robert Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on June 20, 2001.

                                      Allberry, Inc.



                                      By: /s/ Agustin Francisco Huneeus
                                         ---------------------------------------
                                         Agustin Francisco Huneeus
                                         President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Allberry, Inc.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

            Signature                                    Title
            ---------                                    -----



 /s/ Agustin Francisco Huneeus           President (Principal Executive Officer)
---------------------------------------
Agustin Francisco Huneeus


 /s/ Thomas S. Summer                    Vice President and Treasurer
---------------------------------------  (Principal Financial Officer and
Thomas S. Summer                         Principal Accounting Officer)



 /s/ Richard Sands                       Vice President and a Director
---------------------------------------
Richard Sands


 /s/ Robert Sands                        Vice President and a Director
---------------------------------------
Robert Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on June 20, 2001.

                                       Cloud Peak Corporation



                                       By: /s/ Agustin Francisco Huneeus
                                          --------------------------------------
                                          Agustin Francisco Huneeus
                                          President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Cloud Peak Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

            Signature                                    Title
            ---------                                    -----


 /s/ Agustin Francisco Huneeus           President (Principal Executive Officer)
--------------------------------------
Agustin Francisco Huneeus


 /s/ Thomas S. Summer                    Vice President and Treasurer
--------------------------------------   (Principal Financial Officer and
Thomas S. Summer                         Principal Accounting Officer)



 /s/ Richard Sands                       Vice President and a Director
--------------------------------------
Richard Sands


 /s/ Robert Sands                        Vice President and a Director
--------------------------------------
Robert Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on June 20, 2001.

                                       M.J. Lewis Corp.



                                       By: /s/ Agustin Francisco Huneeus
                                          --------------------------------------
                                          Agustin Francisco Huneeus
                                          President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of M.J. Lewis Corp.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

            Signature                                    Title
            ---------                                    -----


 /s/ Agustin Francisco Huneeus           President (Principal Executive Officer)
--------------------------------------
Agustin Francisco Huneeus


 /s/ Thomas S. Summer                    Vice President and Treasurer
--------------------------------------   (Principal Financial Officer and
Thomas S. Summer                         Principal Accounting Officer)



 /s/ Richard Sands                       Vice President and a Director
--------------------------------------
Richard Sands


 /s/ Robert Sands                        Vice President and a Director
--------------------------------------
Robert Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helena, State of California on June 20, 2001.

                                     Mt. Veeder Corporation



                                     By: /s/ Agustin Francisco Huneeus
                                        ----------------------------------------
                                        Agustin Francisco Huneeus
                                        President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Mt. Veeder Corporation) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

            Signature                                    Title
            ---------                                    -----


 /s/ Agustin Francisco Huneeus          President (Principal Executive Officer)
-------------------------------------
Agustin Francisco Huneeus


 /s/ Thomas S. Summer                   Vice President and Treasurer
-------------------------------------   (Principal Financial Officer and
                                        Principal Accounting Officer)
Thomas S. Summer


 /s/ Richard Sands                      Vice President and a Director
-------------------------------------
Richard Sands


 /s/ Robert Sands                       Vice President and a Director
-------------------------------------
Robert Sands

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands on June 20, 2001.

                                        Canandaigua B.V.




                                        By: /s/ G.A.L.R. Diepenhorst
                                           -------------------------------------
                                           G.A.L.R. Diepenhorst
                                           Managing Director


                                        By: /s/ E.F. Switters
                                           -------------------------------------
                                           E.F. Switters
                                           Managing Director


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Sands, Robert Sands and Thomas Summer and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Canandaigua B.V.) to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2001.

              Signature                               Title
              ---------                               -----


 /s/ G.A.L.R. Diepenhorst               Managing Director (Principal Executive
------------------------------------    Officer)
G.A.L.R. Diepenhorst



 /s/ Thomas S. Summer                   Chief Financial Officer and Authorized
------------------------------------    Representative in the United States
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

Thomas S. Summer

 /s/ E.F. Switters                      Managing Director
------------------------------------
E.F. Switters

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number             Description of Exhibit
------             ----------------------

1*            Form of Underwriting Agreement
4.1           Indenture, by and among the registrants and BNY Midwest Trust
              Company (as successor to Harris Trust and Savings Bank) (filed as
              Exhibit 99.1 to the registrant's Current Report on Form 8-K dated
              March 3, 1999, and incorporated herein by reference)
4.2           Supplemental Indenture No. 3, dated August 6, 1999, by and among the registrants and BNY Midwest Trust Company (as successor to
              Harris Trust and Savings Bank) (filed as Exhibit 4.20 to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1999, and incorporated herein by
              reference)
4.3           Supplemental Indenture No. 4, dated May 15, 2000, by and among the registrants and BNY Midwest Trust Company (as successor to Harris
              Trust and Savings Bank) (filed as Exhibit 4.1 to the registrant's
              Current Report on Form 8-K dated May 12, 2000, and incorporated herein by reference)
4.4           Supplemental Indenture No. 5, dated September 14, 2000, by and among the registrants and BNY Midwest Trust Company (as successor to The Bank of New York) (filed as Exhibit 4.1 to the registrant's
              Quarterly Report on Form 10-Q for the quarterly period ended
              August 31, 2000, and incorporated herein by reference)
4.5           Indenture, by and among the registrants and BNY Midwest Trust
              Company (filed as Exhibit 4.1 to the registrant's Registration
              Statement on Form S-4 (No. 333-60720) and incorporated herein by reference)
5             Opinion of McDermott, Will & Emery
12            Computation of Ratio of Earnings to Fixed Charges
23.1          Consent of Arthur Andersen LLP
23.2          Consent of McDermott, Will & Emery (included as part of Exhibit 5)
24            Powers of Attorney (included on the signature pages of the registration statement)
25.1          Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.1 to the registrant statement (filed as Exhibit 25 to the registrant's Registration Statement on Form S-3
              (No. 333-91587) and incorporated herein by reference)
25.2          Statement of Eligibility of Trustee on Form T-1 for the indenture filed as Exhibit 4.5 to the registration statement (filed as Exhibit 25.1 to the registrant's Registration Statement on Form S-
              4 (No. 333-60720) and incorporated herein by reference)


* To be subsequently filed as an exhibit to a report on Form 8-K.